                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                          ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                           THE INTERCEPT GROUP, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                   Georgia                            58-2237359
             ---------------------                ----------------
          (State or Other Jurisdiction of         (I.R.S. Employer
          Incorporation or Organization)        Identification Number)

                      3150 Holcomb Bridge Road, Suite 200
                            Norcross, Georgia 30071
                            -----------------------
                    (Address of Principal Executive Offices)

     The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan
     ---------------------------------------------------------------------

                      ProVesa, Inc. 1994 Stock Option Plan
                      ------------------------------------
                           (Full Title of the Plans)

                                John W. Collins
                            Chief Executive Officer
                           The InterCept Group, Inc.
                      3150 Holcomb Bridge Road, Suite 200
                            Norcross, Georgia 30071
                                 (770) 840-2700
                                 --------------
           (Name, address, and telephone number of agent for service)

                          ---------------------------

                              Copies Requested to:

                            Susan L. Spencer, Esq.
                  Nelson Mullins Riley & Scarborough, L.L.P.
                    999 Peachtree Street, N.E., Suite 1400
                            Atlanta, Georgia  30309
                                (404) 817-6000
                             (404) 817-6050 (Fax)

                          ---------------------------

==========================================================================================================
TITLE OF EACH CLASS                AMOUNT TO BE    PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
OF SECURITIES TO BE                REGISTERED(1)    OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION FEE
REGISTERED                                            PER SHARE            PRICE
----------------------------------------------------------------------------------------------------------
Common Stock, no par value           556,279             $7.31(1)        $4,066,399(1)        $1,130
----------------------------------------------------------------------------------------------------------
Common Stock, no par value           236,059             $2.16(2)        $  509,887(2)        $  142
----------------------------------------------------------------------------------------------------------
Common Stock, no par value            42,106             $2.37(2)        $   99,791(2)        $   28
----------------------------------------------------------------------------------------------------------
Common Stock, no par value           506,189             $7.00(2)        $3,543,323(2)        $  985
----------------------------------------------------------------------------------------------------------
Common Stock, no par value           200,000             $7.70(2)        $1,540,000(2)        $  428
----------------------------------------------------------------------------------------------------------
Total                              1,540,633               --            $9,759,400           $2,713
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and (h) on the basis of the average of the high and low prices of the Common Stock on January 6, 1998, as reported by the American Stock Exchange.
(2) In accordance with Rule 457(h), the registration fee is based upon the price at which the options may be exercised.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

  The documents listed below are hereby incorporated by reference into this registration statement ("Registration Statement"), and all documents subsequently filed by InterCept pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents:

     (a) InterCept's Prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) (the "424(b) Prospectus," which is included within InterCept's Registration Statement on Form S-1 (File No. 333-47197) as declared effective by the Commission on June 9, 1998) promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act");

     (b) the description of the Common Stock contained in the section titled "Description of Capital Stock" on pages 56-59 of the 424(b) Prospectus, which description is also incorporated by reference into the Company's Registration Statement on Form 8-A under the Exchange Act; and

     (c) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Act since June 9, 1998.

ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The legality of the issuance of the securities being registered hereby has been passed upon by the law firm of Nelson Mullins Riley & Scarborough, L.L.P., counsel for InterCept. As of January 1, 1998, Glenn W. Sturm, a partner of this firm, owns 373,865 shares of Common Stock and serves as a director of InterCept. In addition, as of January 1, 1998 other members of this firm beneficially owned an aggregate of 6,316 shares of Common Stock and had options to purchase 48,554 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Articles of Incorporation of InterCept eliminate, subject to certain limited exceptions, the personal liability of a director to InterCept or its shareholders for monetary damage for any breach of duty as a director.
There is no elimination of liability for (i) a breach of duty involving appropriation of a business opportunity of InterCept; (ii) an act or omission which involves intentional misconduct or a knowing violation of law; (iii) any transaction from which the director derives an improper personal benefit; or
(iv) as to any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Business Corporation Code (the "GBCC"). In addition, if at any time the GBCC is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the GBCC require such action. The provision does not limit the right of InterCept or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

          InterCept's bylaws contain certain provisions which provide indemnification to directors that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2-857 of the GBCC. To the extent that a director or officer of InterCept has been successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that he or she was a director or officer of InterCept, Sections 14-2-852 and 14-2-857 of the GBCC would require InterCept to indemnify such person against expenses (including attorney's fees) actually and reasonably incurred in connection therewith. The GBCC expressly allows InterCept to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

     The indemnification provisions in InterCept's bylaws require InterCept to indemnify and hold harmless any director who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in the right of InterCept) because he or she is or was a director of InterCept, against expenses (including, but not limited to, attorney's fees and disbursements, court costs and expert witness fees), and against judgments, fines, penalties, and amounts paid in settlement incurred by him or her in connection with the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the board of directors, the shareholders or otherwise. The board of directors of InterCept also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all the accompanying conditions and obligations. Indemnified persons would also be entitled to have InterCept advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid. Insofar as indemnification for liability arising under the Securities Act may be permitted to officers and directors of InterCept pursuant to the foregoing provisions, InterCept has been told that in the opinion of the Commission, such indemnification is against public policy and is, therefore, unenforceable.

     InterCept has entered into separate indemnification agreements with each of its directors and executive officers, whereby it has agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the bylaws. These agreements also provide that InterCept shall purchase and maintain liability insurance for the benefit of its directors and executive officers. These agreements may not be abrogated by action of the shareholders. There is no pending litigation or proceeding involving a director, officer, employee or other agent of InterCept as to which indemnification is being sought, nor is InterCept aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

          The following exhibits are filed with this Registration Statement:

        Exhibit
        Number                               Description of Exhibit
        -------                              ----------------------
           4.1  -     The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan
                      (incorporated by reference to Exhibit 10.1 of InterCept's Registration
                      Statement on Form S-1 (File No. 333-47197) as declared effective by the
                      Securities and Exchange Commission on June 9, 1998 (the "Form S-1 Registration
                      Statement))

           4.2  -     Form of Stock Option Agreement under The InterCept Group, Inc. Amended and
                      Restated 1996 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the
                      Form S-1 Registration Statement)

           4.3  -     ProVesa, Inc. 1994 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Form S-1 Registration Statement)

           4.4  -     Stock Option Agreement by and between InterCept and Donny R. Jackson dated
                      January 14, 1997 (incorporated by reference to Exhibit 10.8 of the Form S-1
                      Registration Statement)

           4.5  -     Stock Option Agreement dated as of February 1, 1998 by and between InterCept and Scott R. Meyerhoff (incorporated by reference to Exhibit 10.9 of the Form
                      S-1 Registration Statement)

           4.6  -     Stock Option Agreement dated as of February 24, 1997 by and between InterCept and Michael R. Boian (incorporated by reference to Exhibit 10.10 of the Form
                      S-1 Registration Statement)

           4.7  -     Form of Stock Option Agreement for Directors under The InterCept Group, Inc.
                      Amended and Restated 1996 Stock Option Plan (incorporated by reference to Exhibit
                      10.24 of the Form S-1 Registration Statement)

           5.1  -     Legal opinion of Nelson Mullins Riley & Scarborough, L.L.P.

          23.1  -     Consent of Arthur Andersen LLP

          23.2  -     Consent of Nelson Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5.1)

          24    -     Power of Attorney (contained on the signature page of this Registration
                      Statement)

ITEM 9.  UNDERTAKINGS.

   InterCept hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     --------  -------
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   InterCept hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of InterCept pursuant to the foregoing provisions, or otherwise, InterCept has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by InterCept of expenses incurred or paid by a director, officer or controlling person of InterCept in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, InterCept will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 7th day of January, 1999.


                                          THE INTERCEPT GROUP, INC.


                                          By: /s/ John W. Collins
                                             -------------------------
                                             John W. Collins
                                             Chief Executive Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of The InterCept Group, Inc., a Georgia corporation, for himself and not for one another, does hereby constitute and appoint John W. Collins and Donny R. Jackson, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                TITLE                                       DATE
----------                                -----                                       ----
      /s/ John W. Collins
--------------------------------------    Chairman of the Board of Directors and     January 7, 1999
         John W. Collins                  Chief Executive Officer (Principal
                                          Executive Officer)
      /s/ Donny R. Jackson
--------------------------------------    President, Chief Operating Officer and     January 7, 1999
         Donny R. Jackson                 Director

     /s/ Scott R. Meyerhoff
--------------------------------------    Chief Financial Officer and Secretary      January 7, 1999
        Scott R. Meyerhoff                (Principal Financial and Accounting
                                          Officer)
         /s/ Jon R. Burke
--------------------------------------    Director                                   January 7, 1999
           Jon R. Burke

        /s/ Boone A. Knox
--------------------------------------    Director                                   January 6, 1999
           Boone A. Knox

       /s/ Bruce P. Leonard
--------------------------------------    Director                                   January 7, 1999
         Bruce P. Leonard

-------------------------------------     Director
          Glenn W. Sturm


                                 EXHIBIT INDEX

 Exhibit
 Number                                   Exhibit
 -------                                  -------
   4.1  -     The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan
              (incorporated by reference to Exhibit 10.1 of InterCept's Registration
              Statement on Form S-1 (File No. 333-47197) as declared effective by the
              Securities and Exchange Commission on June 9, 1998 (the "Form S-1 Registration
              Statement))

   4.2  -     Form of Stock Option Agreement under The InterCept Group, Inc. Amended and
              Restated 1996 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the
              Form S-1 Registration Statement)

   4.3  -     ProVesa, Inc. 1994 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Form S-1 Registration Statement)

   4.4  -     Stock Option Agreement by and between InterCept and Donny R. Jackson dated
              January 14, 1997 (incorporated by reference to Exhibit 10.8 of the Form S-1
              Registration Statement)

   4.5  -     Stock Option Agreement dated as of February 1, 1998 by and between InterCept and Scott R. Meyerhoff (incorporated by reference to Exhibit 10.9 of the Form
              S-1 Registration Statement)

   4.6  -     Stock Option Agreement dated as of February 24, 1997 by and between InterCept and Michael R. Boian (incorporated by reference to Exhibit 10.10 of the Form
              S-1 Registration Statement)

   4.7  -     Form of Stock Option Agreement for Directors under The InterCept Group, Inc.
              Amended and Restated 1996 Stock Option Plan (incorporated by reference to Exhibit
              10.24 of the Form S-1 Registration Statement)

   5.1  -     Legal opinion of Nelson Mullins Riley & Scarborough, L.L.P.

  23.1  -     Consent of Arthur Andersen LLP

  23.2  -     Consent of Nelson Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5.1)

  24    -     Power of Attorney (contained on the signature page of this Registration
              Statement)